Exhibit 99.2

THE WEISER LAW FIRM, P.C.

KATHLEEN A. HERKENHOFF (168562)

12707 High Bluff Drive, Suite 200

San Diego, CA 92130

Telephone: 858/794-1441

Facsimile: 858/794-1450

kah@weiserlawfirm.com

Co-Lead Counsel for California Plaintiffs

SUPERIOR COURT OF THE STATE OF CALIFORNIA

CITY AND COUNTY OF SAN FRANCISCO

In re DIAMOND FOODS, INC. SHAREHOLDER DERIVATIVE LITIGATION	)	Lead Case No. CGC-11-515895
)
	)	(Consolidated with Case Nos. CGC-11-516073 and CGC-11-516933)
)
This Document Relates To:	)
	)	NOTICE OF DERIVATIVE SETTLEMENT
ALL ACTIONS.	)
	)	Judge: Hon. Richard A. Kramer Dept: 303

EXHIBIT 1

NOTICE OF DERIVATIVE SETTLEMENT

TO: ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF DIAMOND FOODS, INC. (“DIAMOND FOODS” OR THE “COMPANY”) AS OF MAY 29, 2013 (“CURRENT DIAMOND FOODS STOCKHOLDERS”). PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS MAY BE AFFECTED. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDER DERIVATIVE LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY LEGAL PROCEEDINGS IN THE ABOVE-CAPTIONED ACTION (THE “CALIFORNIA DERIVATIVE ACTION”).

IF THE CALIFORNIA COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE CALIFORNIA DERIVATIVE ACTION, SHAREHOLDERS OF DIAMOND FOODS WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS. THIS ACTION IS NOT “CLASS ACTION” LITIGATION. THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

THE CALIFORNIA COURT HAS MADE NO FINDINGS OR DETERMINATIONS RESPECTING THE MERITS OF THE CALIFORNIA DERIVATIVE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE CALIFORNIA COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE CALIFORNIA COURT BY COUNSEL FOR THE SETTLING PARTIES.

PLEASE TAKE NOTICE that the California Derivative Action, as well as certain related shareholder inspection and litigation demands, are being settled on the terms set forth in a Stipulation and Agreement of Settlement dated May 29, 2013 (the “May 29, 2013 Stipulation”). On June 11, 2013, a hearing on a Motion for Preliminary Approval of the settlement documented in the Stipulation was held before the Honorable Richard A. Kramer, Superior Court Judge for the City and County of San Francisco (“the California Court”). The California Court directed that certain changes be made to language contained in the May 29, 2013 Stipulation. Accordingly, on June 12, 2013, the parties to the May 29, 2013 Stipulation (the “Settling Parties”) executed Amendment No. 1 to the Stipulation (“Amendment No. 1”) 1

[1]	This notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the May 29, 2013 Stipulation and Amendment No. 1 thereto (collectively, the “Stipulation”), which have been filed with the California Court and posted at www.diamondfoods.com. If the Settlement Hearing remains set for August 7, 2013 (as detailed herein), the California Plaintiffs will file a Motion for Final Approval of Derivative Settlement (the “Final Motion”) on or about July 10, 2013. A copy of the filed Final Motion will be posted by Diamond Foods on its website (www.diamondfoods.com) to permit easier viewing and access. The Final Motion will also be on file with the California Court on or about July 10, 2013. All capitalized terms herein have the same meanings as set forth in the May 29, 2013 Stipulation and Amendment No. 1 (in addition to those capitalized terms defined herein).

- 1 - NOTICE OF DERIVATIVE SETTLEMENT

I.	SUMMARY OF ACTIONS BY SETTLING SHAREHOLDERS IN THE CALIFORNIA COURT AND DELAWARE COURT

A.	The California Derivative Action

On November 14, 2011, Plaintiff Scott Dean initiated the California Derivative Action purportedly on behalf of Diamond Foods by filing a shareholder derivative complaint in the California Court, alleging claims for, inter alia, breach of fiduciary duty and unjust enrichment under Delaware law (the “Dean Action”). The Dean Action was filed following the November 1, 2011 announcement by Diamond Foods that the Chairman of the Company’s Audit Committee (the “Audit Committee”) had received an “external communication regarding Diamond’s accounting for certain crop payments to walnut growers.” Diamond Foods further disclosed that in response to this communication, the Audit Committee initiated an internal investigation into the matter.

On November 22, 2011, Plaintiff Trung Nguyen filed a substantially similar shareholder derivative complaint purportedly on behalf of Diamond Foods in the California Court, and Plaintiff United Food and Commercial Workers Union and Participating Food Industry Employers Tri-State Pension Fund filed a substantially similar shareholder derivative complaint on behalf of Diamond Foods in the California Court on December 29, 2011. On January 17, 2012, the California Court entered an order consolidating the three derivative cases filed by the California Plaintiffs, thus forming the California Derivative Action. In addition, the California Court appointed The Weiser Law Firm, P.C. and Schubert Jonckheer & Kolbe LLP as Co-Lead Counsel (“Co-Lead Counsel”) for the California Plaintiffs in the California Derivative Action.

On February 8, 2012, the Audit Committee announced that it had substantially completed its investigation regarding the Company’s accounting for certain crop payments to walnut growers, and had concluded that the Company’s financial results for fiscal years 2010 and 2011 would require restatement. Specifically, the Audit Committee determined that: (i) a “continuity payment” made to walnut growers in August 2010 of approximately $20 million; and (ii) a “momentum payment” to

- 2 - NOTICE OF DERIVATIVE SETTLEMENT

walnut growers in September 2011 of approximately $60 million had not been accounted for in the correct periods. The Audit Committee also disclosed that it had identified “material weaknesses” in the Company’s internal controls.

On February 16, 2012, the California Plaintiffs filed a consolidated shareholder derivative complaint (the “Consolidated Complaint”) purportedly on behalf of Diamond Foods against the Individual Defendants and Deloitte & Touche LLP (“Deloitte”).2 In the Consolidated Complaint, the California Plaintiffs asserted claims against: (i) the Individual Defendants for breach of fiduciary duty, unjust enrichment, abuse of control, and gross mismanagement, and (ii) Deloitte for professional negligence and breach of contract.

On August 20, 2012, the Company and the Individual Defendants collectively filed six (6) separate demurrers (collectively, the “Demurrers”) to the Consolidated Complaint, on both demand futility grounds and for failure to allege facts sufficient to constitute a cause of action. On September 20, 2012, the California Plaintiffs filed oppositions to the Demurrers. On October 23, 2012, a hearing was held in the California Court in connection with the Demurrers, during which the California Court sustained the Demurrers and granted the California Plaintiffs leave to file an amended pleading.

B.	The Delaware 220 Action and Related Shareholder Demands by Certain of the Settling Shareholders

On November 16, 2011, Astor BK Realty Trust (“Astor”), represented by Wolf Haldenstein Adler Freeman & Herz LLP (“Wolf Haldenstein”) and Levi Korsinsky LLP (“Levi Korsinsky”), made a demand pursuant to 8 Del. C. §220 to inspect certain of Diamond Food’s books and records (the “Section 220 Demand”) concerning potential breaches of fiduciary duty by the Company and/or its Board in connection with the payments to walnut growers described above. The Section 220 Demand sought various categories of documents relating to the Company’s accounting practices, oversight procedures and payments to walnut growers from November 2010 to present.

On January 13, 2012, Thomas Schedler (“Schedler”), represented by Kessler Topaz Meltzer & Check, LLP (“Kessler Topaz”), issued a shareholder litigation demand on the Board pursuant to Del.

[2]	Deloitte, the Company’s outside auditor, is not a party to the Stipulation.

- 3 - NOTICE OF DERIVATIVE SETTLEMENT

Ch. Ct. R. 23.1. The demand alleged that certain officers and directors of the Company breached their fiduciary duties based upon substantially the same conduct at issue in the California Derivative Action and outlined in the Section 220 Demand. The litigation demand requested that the Board take action against each of the officers and directors identified therein to recover the damages described therein for the benefit of the Company and to correct the deficiencies in the Company’s internal controls that allowed the alleged misconduct to occur. On March 2, 2012, Gibson Dunn, on behalf of the Audit Committee, responded to Schedler’s litigation demand.

In addition, on February 22, 2012, after the Audit Committee had substantially completed its investigation, Astor filed a complaint pursuant to 8 Del. C. §220 to Compel Inspection of Books and Records (the “Section 220 Action”). Also on February 22, 2012, the Beaver County Retirement Fund (“BCRF”), represented by Cohen Placitella & Roth, P.C. (“Cohen Placitella”), made a separate Section 220 demand, coordinating all efforts thereafter with Astor and effectively becoming a plaintiff in the Section 220 Action.

In a letter dated April 3, 2012, Astor and BCRF issued a litigation demand to the Board pursuant to Del Ch. Ct. R. 23.1. On April 24, 2012, Gibson Dunn, on behalf of the Audit Committee, responded to the letter.

In addition to the above-detailed litigation events, the Settling Parties engaged at various times, in connection with each of their respective actions, in the exchange of certain documents and other information, including during in person meetings held during 2012. These events are further detailed in the May 29, 2013 Stipulation.

II.	SUMMARY OF SETTLEMENT AND SETTLEMENT NEGOTIATIONS

Counsel for the Settling Parties engaged in extensive efforts to resolve the Shareholder Derivative Litigation, as detailed in the May 29, 2013 Stipulation.

Specifically, in June 2012, as part of resolving certain demands by the California Plaintiffs, Co- Lead Counsel for the California Plaintiffs and the Company discussed a possible resolution to the California Derivative Action. Based on those discussions, on June 29, 2012, counsel for the California Plaintiffs submitted a confidential formal settlement demand (the “Settlement Demand”) to counsel for Diamond Foods.

- 4 - NOTICE OF DERIVATIVE SETTLEMENT

On September 24, 2012, while the Demurrers were pending and had been substantially briefed, the parties to the California Derivative Action participated in an in-person mediation (the “September 24 Mediation”) in San Francisco with an experienced mediator, the Hon. Edward A. Infante (“Judge Infante” or the “Mediator”). In connection with the September 24 Mediation, certain of the parties to the California Derivative Action discussed certain potential corporate governance reforms (the “Reforms”) contained in the Settlement Demand, as well as the California Plaintiffs’ demand for clawbacks of certain compensation that Diamond Foods had paid to Defendants Michael Mendes (“Mendes”) and Steven Neil (“Neil”). Although no agreement was reached during the September 24 Mediation, progress was made, and Judge Infante continued a dialogue with the respective parties to the California Derivative Action regarding settlement following the September 24 Mediation. In addition, Co-Lead Counsel, Diamond Foods, and the Individual Defendants continued to discuss settlement and the Reforms following the September 24 Mediation, as well as the clawback of compensation to Mendes and Neil.

Counsel for Schedler and counsel for the 220 Plaintiffs, at the request of counsel for the Audit Committee and in view of the ongoing restatement process, agreed they would commence formal settlement discussions once the restatement was completed. Throughout 2012, Schedler’s Counsel and counsel for the 220 Plaintiffs, however, participated in numerous telephonic conferences with counsel for the Audit Committee to discuss the progress of the restatement, the Company’s efforts to remediate issues discovered during the investigation, and related matters, including the Company’s efforts to claw back certain incentive compensation from defendants Mendes and Neil.

On November 20, 2012, following a series of discussions and based on the last settlement proposal exchanged at the September 24 Mediation, Co-Lead Counsel and counsel for the Company agreed upon a framework for certain financial relief that would be provided to Diamond Foods as part of a settlement of the California Derivative Action, conditional upon an agreement on several other items, including the Reforms (Exhibit A to the May 29, 2013 Stipulation). In that regard, on November 20, 2012, Co-Lead Counsel communicated acceptance of millions of dollars in financial relief to the Company from defendant Mendes (the “Mendes Clawback”) that had been negotiated by the Audit

- 5 - NOTICE OF DERIVATIVE SETTLEMENT

Committee and its counsel, and as discussed with counsel for each of the Settling Shareholders, and approximately $5 million in cash to be paid to the Company by the Company’s insurance carriers.

On January 9, 2013, a second-in-person mediation (the “January 9 Mediation”) took place with Judge Infante in San Francisco, at which counsel for the Section 220 Plaintiffs and Schedler attended at the request of counsel for the Audit Committee, in an attempt to reach a “global resolution” of the Shareholder Derivative Litigation. With the substantial assistance of the Mediator, the Settling Parties ultimately agreed upon the basic parameters of a global resolution of the Shareholder Derivative Litigation at the conclusion of the January 9 Mediation, which included the significant financial benefits to be received by the Company as part of a settlement as more fully set forth in the May 29, 2013 Stipulation.

Over the next several weeks, counsel for the Settling Parties engaged in extensive discussions regarding the details of certain settlement terms and ultimately came to agreement on all substantive terms for the global resolution of the Shareholder Derivative Litigation.

On March 7, 2013, a third in-person mediation with Judge Infante was held in San Francisco (the “March 7 Mediation”). With substantial assistance of the Mediator, counsel for the Settling Parties negotiated at arm’s length the attorneys’ fees and reimbursement of expenses the Company would pay the Settling Shareholders’ Counsel (the “Fee Award” as defined in the May 29, 2013 Stipulation and as also set forth in Amendment No. 1) in light of the substantial benefits which had been or will be conferred upon the Company as a result of the settlement of the Shareholder Derivative Litigation.

As detailed in Exhibit A to the May 29, 2013 Stipulation, the Settlement includes the implementation and/or maintenance of certain Reforms, including among other things: (a) the resignation of certain former Company executives, including certain clawbacks of compensation; (b) the hiring of a new corporate Controller; (c) operational improvements with respect to the job functions and/or responsibilities of certain positions involved with the oversight of accounting and grower operations in order to prevent future recurrences of the conduct at issue in the Shareholder Derivative Litigation; (d) the creation of a Walnut Advisory Board; (e) the improvement of certain internal control functions related to accounting for grower payments, including a revised walnut cost estimation policy and provisions for the periodic review of the policy by the Audit Committee; (f) the implementation of

- 6 - NOTICE OF DERIVATIVE SETTLEMENT

a new Walnut Purchase Agreement providing, inter alia, that final walnut prices are to be determined by May 1 of the year following each harvest; (g) the prohibition on any oral or extra-contractual agreements with walnut growers, including a requirement for sub-certifications from grower relations personnel attesting to the absence of any extra-contractual agreements with walnut growers; (h) the elimination of pre-harvest payments in advance of new crop year absent prior approval of the Audit Committee; (i) enhanced review and oversight of grower communications; (j) improvements to the Company’s internal controls related to accounts payable accrual cut-off and accrued expenses; (k) a provision requiring that the Board’s Chairperson be an independent director for a period of at least five (5) years; (l) additional improvements related to the composition of the Board and its activities; (m) provisions for director education; (n) provisions for the retention of an independent consulting service to conduct an annual analysis regarding the Company’s internal controls, which includes meetings with the Audit Committee and preparation of annual written reports of the consultant’s assessment as to Diamond Food’s internal controls; (o) the retention of an independent compensation committee consultant; (p) an enhanced clawback of compensation to the CEO and CFO in the event of a future restatement; (q) provisions for employee training concerning generally accepted accounting principles and legal compliance; (r) enhancements to the Company’s Ethics Code provisions providing mechanisms for whistleblowers to alert the Company to instances of misconduct; and (s) improvements to the Audit Committee’s March 10, 2005 Charter and the practices of the Audit Committee. A more complete recitation of the Settlement terms is found in the May 29, 2013 Stipulation, which is on file with the California Court and posted on Diamond Foods’ website. The Settling Shareholders believe that implementation and/or maintenance of the Reforms confers substantial benefits upon Diamond Foods and Current Diamond Foods Stockholders.

IF YOU ARE A CURRENT DIAMOND FOODS STOCKHOLDER, YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE CALIFORNIA DERIVATIVE ACTION.

- 7 - NOTICE OF DERIVATIVE SETTLEMENT

As detailed in the May 29, 2013 Stipulation at ¶1.26 (as amended by Amendment No. 1), the Settlement, once approved by the California Court, provides for the release of certain claims as defined in the May 29, 2013 Stipulation (as amended by Amendment No. 1) as follows:

“Released Claims” means collectively all actions, suits, claims, demands, rights, liabilities, and causes of action, including both known claims and Unknown Claims3, that have been or that might have been asserted by Settling Shareholders, Diamond Foods, and/or any Diamond Foods shareholder derivatively on behalf of Diamond Foods against any Released Persons that are based upon or related to the facts, transactions, events, occurrences, acts, disclosures, statements, omissions or failures to act which are related to or alleged in the Shareholder Derivative Litigation, directly or indirectly, including, but not limited to: (i) the restatement; (ii) any claims based upon any of the Company’s public disclosures up to the effective date of the Settlement; and/or (iii) the settlement of the Shareholder Derivative Litigation, including the payments provided for in this Stipulation, and the reasonable attorneys’ fees, costs, and

[3]	As defined in ¶1.34 of the May 29, 2013 Stipulation,“Unknown Claims” means any and all claims that were alleged or could have been alleged in the Shareholder Derivative Litigation by the Settling Shareholders, Diamond Foods or any Diamond Foods stockholder derivatively on behalf of Diamond Foods, which any Settling Shareholder, Diamond Foods, or Diamond Foods stockholders derivatively on behalf of Diamond Foods do not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, including claims which, if known by him, her or it, might have affected his, her or its settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Settling Shareholders and Diamond Foods shall expressly waive, and each of Diamond Foods’ stockholders by operation of the Judgment shall have expressly waived, the provisions, rights and benefits of California Civil Code §1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

The Settling Parties acknowledge that they may discover facts in addition to or different from those now known or believed to be true by them with respect to the Released Claims, but it is the intention of the Settling Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all of the Released Claims known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts.

- 8 - NOTICE OF DERIVATIVE SETTLEMENT

expenses incurred in defense thereof. Released Claims shall not include claims to enforce the Settlement, or any indemnification, advancement or insurance claims that any Individual Defendant may have, including but not limited to any rights any Individual Defendant has or may have related to any pending or threatened civil or government proceedings. Released Claims also do not include claims or causes of action asserted in the securities class action captioned In re: Diamond Foods, Inc. Securities Litigation, No. 11-CV-05386-WHA.

Each Diamond Foods stockholder is hereby placed on notice that the Settlement, if approved, is intended to foreclose the ability to seek legal or equitable relief from Diamond Foods and the Individual Defendants (and any persons affiliated therewith) concerning or relating to the issues alleged in the Shareholder Derivative Litigation or the facts and circumstances set forth in the Shareholder Derivative Litigation. If shareholders have questions concerning the scope of the release, or its impact, they are encouraged to seek independent legal advice.

On August 7, 2013, at 1:30 p.m., a hearing (the “Settlement Hearing”) will be held before the Superior Court of the State of California, City and County of San Francisco, the Honorable Richard A. Kramer, Department 303, located at 400 McAllister Street, San Francisco, California, 94102 to determine, among other things: (1) whether the terms of the Settlement are in the best interests of Diamond Foods and should be approved as fair and reasonable; (2) whether an award of attorneys’ fees and expenses, subject to approval by the California Court, in a total amount not to exceed $3,400,000 (the “Fee Award”) to Settling Shareholders’ Counsel in the Shareholder Derivative Litigation, upon the terms and conditions set forth in the May 29, 2013 Stipulation and Amendment No. 1 thereto, should be approved as reasonable; (3) whether the Shareholder Derivative Litigation should be dismissed on the merits and with prejudice; and (4) whether an award not to exceed $5,000 (the “Incentive Awards”), payable from the Fee Award and subject to approval by the California Court, is reasonable and should be awarded to each of the Settling Shareholders in recognition for their service in the Shareholder Derivative Litigation, as further set forth in the May 29, 2013 Stipulation and Amendment No. 1 thereto.

- 9 - NOTICE OF DERIVATIVE SETTLEMENT

Any Current Diamond Foods Stockholder objecting to the Settlement of the Shareholder Derivative Litigation or the other issues to be presented for determination by the California Court shall have a right to appear and to be heard at the Settlement Hearing, provided that he or she was a shareholder of record or beneficial owner as of May 29, 2013. Any Current Diamond Foods Stockholder who satisfies this requirement may enter an appearance through counsel of such shareholder’s own choosing and at such shareholder’s own expense or may appear on his or her own. However, no Current Diamond Foods Stockholder shall be heard at the Settlement Hearing unless by July 24, 2013, or fourteen (14) calendar days prior to the Settlement Hearing, whichever is later, such shareholder has delivered to Susan Muck of Fenwick & West LLP, counsel for Diamond Foods, a written notice of objection, including the basis for their objection, and documents sufficient to show both their status as a Current Diamond Foods’ shareholder (i.e., as of May 29, 2013) and the dates of their stock ownership in Diamond Foods. Only Current Diamond Foods Stockholders who have delivered timely written notices of objection to Diamond Foods’ counsel at the following address will be entitled to be heard at the Settlement Hearing unless the California Court orders otherwise:

Counsel for Nominal Defendant

Diamond Foods, Inc.

Susan Muck

FENWICK & WEST LLP

555 California Street, 12th Floor

San Francisco, CA 94104

Counsel for Diamond Foods will file copies of the written objections it receives with the California Court in advance of the Settlement Hearing.

Inquiries regarding the Settlement may be made to Co-Lead Counsel for the Plaintiffs: Robert C. Schubert, Schubert Jonckheer & Kolbe LLP, Three Embarcadero Center, Suite 1650, San Francisco, CA 94114, telephone 415-788-4220, or to Robert B. Weiser, The Weiser Law Firm, P.C., 22 Cassatt Avenue, First Floor, Berwyn, PA 19312; telephone 610-225-2677.

PLEASE DO NOT TELEPHONE THE COURT REGARDING THIS NOTICE

DATED June 14, 2013	BY ORDER OF THE COURT SAN FRANCISCO COUNTY SUPERIOR COURT

- 10 - NOTICE OF DERIVATIVE SETTLEMENT